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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) ........... February 19, 1998



                         KAIRE HOLDINGS INCORPORATED.
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            (Exact name of registrant as specified in its charter)
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


          Delaware                       0-15501                13-3367421
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(State or other jurisdiction of      (Commission    (I.R.S. employer
incorporation or organization)       file number)   identification number)

2139 Pontius, Los Angeles, California                                90021
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(Address of principal executive offices)                        (Zip Code)

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      Registrant's Telephone number, including area code: (310) 312-9652
                                                          --------------

                    INTERACTIVE MEDICAL TECHNOLOGIES, LTD.
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 (former, name, address and former fiscal year, if changed since last report)
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ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On or about March 19, 1998 the Registrant's Board of Director's approved the engagement of Singer Lewak Greenbaum & Goldstein to serve as the Company's independent public accountants and to be the principal accountants to conduct the audit of the Company's financial statements for the fiscal year ending December 31, 1997, replacing the firm of Beckman & Associates, who had been engaged to audit the Company's financial statements for the fiscal years ended December 31, 1995 and 1996. The former accountant's opinion contained a going concern disclaimer. Management of the Company knows of no past disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope.


ITEM 5.    OTHER EVENTS.

  a.  NAME CHANGE.            On or about February 19, 1998, Kaire Holdings
Incorporated changed its name from Interactive Medical Technologies, Ltd.

  b.  REVERSE STOCK SPLIT.    On or about February 19, 1998 Kaire Holdings
Incorporated executed a seventy-five (75) to one (1) reverse common stock split.

  c.  PURCHASE OF MINORITY INTEREST IN SINGAPORE COMPANY AND ITS MAINLAND
CHINA MULTI LEVEL MARKETING SUBSIDIARY.    On March 6, 1998, Kaire Holdings
Incorporated acquired thirty-five (35%) percent interest in Newel Resource Trading Pte. Ltd. and its sole subsidiary - Nanjing Potomac Beauty & Health Care Co., Ltd., for debt and registered shares of common stock of the Company equal to twenty-five (25%) percent of the Total Shares of Kaire Holdings Incorporated.


ITEM 7(c)  EXHIBITS.

  The following exhibit is filed as part of this report in accordance with the provision of Item 601 of Regulation S-B:

Exhibit    Name of Exhibit
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16         Letter of Change in certifying accountant
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                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  March 20, 1998      Kaire Holdings Incorporated

                            By: /s/    Owen M. Naccarato
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                                       Owen M. Naccarato
                                       (Chief Financial Officer and Director)